     As filed with the Securities and Exchange Commission on May 19, 1999

                                                    Registration No. 333-_______

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              COMSAT Corporation
            (Exact Name of Registrant as Specified in Its Charter)

District of Columbia                                          52-0781863
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                            Identification No.)

6560 Rock Spring Drive
Bethesda, Maryland                                            20817
(Address of Principal Executive Offices)                      (Zip Code)

             COMSAT CORPORATION NON-EMPLOYEE DIRECTORS STOCK PLAN
                           (Full Title of the Plan)

                             Warren Y. Zeger, Esq.
                 Vice President, General Counsel and Secretary
                              COMSAT Corporation
                            6560 Rock Spring Drive
                           Bethesda, Maryland 20817
                    (Name and Address of Agent for Service)

                                (301) 214-3000
         (Telephone Number, Including Area Code, of Agent for Service)

   Title Of            Amount To Be           Proposed Maximum         Proposed Maximum          Amount Of
Securities To Be        Registered             Offering Price         Aggregate Offering      Registration Fee
  Registered                                     Per Share                   Price
------------------------------------------------------------------------------------------------------------------
Common Stock,          250,000 shares (1)     $33.0000 (2)             $8,250,000 (2)         $2,294
(without par
   value)
------------------------------------------------------------------------------------------------------------------

 (1) This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to adjustments deemed necessary or equitable by the Committee on Compensation and Management Development of the Board of Directors of the registrant upon changes in capitalization, as provided in
Section 6 of the COMSAT Corporation Non-Employee Directors Stock Plan.

 (2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the registrant's Common Stock on the New York Stock Exchange on May 14, 1999.

     Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed with respect to the registration of additional shares of Common Stock of COMSAT Corporation to be issued under the Non-Employee Directors Stock Plan, for which Plan shares of Common Stock were previously registered on Registration Statement No. 33-56331 on Form S-8 which is currently effective and is incorporated by reference herein.

                                    PART II
                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents which have been filed previously with the Securities and Exchange Commission (the "Commission") by COMSAT Corporation (the "Company") (Commission File No. 1-4929) pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

(b) The description of the Common Stock appearing on pages 41 through 46 of the Company's Registration Statement No. 33-53437.

     All documents filed with the Commission subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission.

Item 5.  Interests of Named Experts and Counsel

     An opinion as to the validity of the securities being issued has been rendered for the Company by Warren Y. Zeger, Vice President, General Counsel and Secretary of the Company. As of April 1, 1999, Mr. Zeger was the beneficial owner of 171,955 shares of the Company's Common Stock ("Common Stock"), which included beneficial ownership of 149,052 shares that may be acquired within 60 days of such date. As of April 1, 1999, Mr. Zeger had options to purchase 223,106 shares of Common Stock, of which options to purchase 149,052 shares were exercisable.

Item 8.  Exhibits

The exhibits listed below are listed according to the number assigned in the table in Item 601 of Regulation S-K.


Exhibit No.         Description of Exhibit

4(a) Articles of Incorporation of Registrant, composite copy, as amended through June 1, 1993 (Incorporated by reference from Exhibit No. 4(a) to Registrant's Registration Statement on
                    Form S-3 (No. 33-51661) filed on December 22, 1993).

4(b)                By-laws of Registrant, as amended through April 21, 1997
                    (Incorporated by reference from Exhibit No. 3.2 to Registrant's Current Report on Form 8-K filed on April 21,
                    1997).

4(c) Non-Employee Directors Stock Plan (Incorporated by reference from Exhibit 10.11 to Registrant's Report on Form 10-K for the fiscal year ended December 31, 1996).

4(d)                Amendment to Non-Employee Directors Stock Plan, dated as of
                    September 18, 1998 (Incorporated by reference to Exhibit 19 to the Registrant's Solicitation/Recommendation Statement on
                    Schedule 14D-9 filed on September 25, 1998).

5(a) Opinion of Warren Y. Zeger, Vice President, General Counsel and Secretary of the registrant, as to the legality of the shares of Common Stock being registered.

23(a)               Consent of Deloitte & Touche LLP.

23(b)               Consent of Warren Y. Zeger (contained in Exhibit 5(a)).

24                  Powers of Attorney.


                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, County of Montgomery, State of Maryland, on this 18th day of May, 1999.

                                  COMSAT Corporation
                                  (Registrant)



                                  By:  /s/ Allen E. Flower
                                           Allen E. Flower
                                           Vice President and Chief
                                             Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons by power of attorney in the capacities and on the date indicated.

*  By:  /s/ Allen E. Flower
        Allen E. Flower, Attorney-in-fact

(1)  Principal executive officer

May 18, 1999        By:  /s/ Betty C. Alewine*
                             Betty C. Alewine, President,
                             Chief Executive Officer and Director

(2)  Principal financial officer

May 18, 1999        By:  /s/ Allen E. Flower
                             Allen E. Flower, Vice President and Chief
                             Financial Officer

(3)  Principal accounting officer

May 18, 1999        By:  /s/ Alan G. Korobov*
                             Alan G. Korobov, Controller

(4)  Board of Directors

May 18, 1999        By:  /s/ Edwin I. Colodny*
                             Edwin I. Colodny, Chairman and Director


May 18, 1999        By:  /s/ Marcus C. Bennett*
                             Marcus C. Bennett, Director


May 18, 1999        By:  /s/ Lucy Wilson Benson*
                             Lucy Wilson Benson, Director


May 18, 1999        By:  /s/ Lawrence S. Eagleburger*
                             Lawrence S. Eagleburger, Director


May 18, 1999        By:  /s/ Neal B. Freeman*
                             Neal B. Freeman, Director


May 18, 1999        By:  /s/ Caleb B. Hurtt*
                             Caleb B. Hurtt, Director


May 18, 1999        By:  /s/ Peter S. Knight*
                             Peter S. Knight, Director


                    By:
                       ---------------------------
                        Peter W. Likins, Director


May 18, 1999        By:  /s/ Charles T. Manatt*
                             Charles T. Manatt, Director

May 18, 1999        By:  /s/ Larry G. Schafran*
                             Larry G. Schafran, Director


May 18, 1999        By:  /s/ Robert G. Schwartz*
                             Robert G. Schwartz, Director


May 18, 1999        By:  /s/ Kathryn C. Turner*
                             Kathryn C. Turner, Director


May 18, 1999        By:  /s/ Guy P. Wyser-Pratte*
                             Guy P. Wyser-Pratte, Director

                                 EXHIBIT INDEX


Exhibit No.         Description of Exhibit

4(a) Articles of Incorporation of Registrant, composite copy, as amended through June 1, 1993 (Incorporated by reference from Exhibit No. 4(a) to Registrant's Registration Statement on
                    Form S-3 (No. 33-51661) filed on December 22, 1993).

4(b)                By-laws of Registrant, as amended through April 21, 1997
                    (Incorporated by reference from Exhibit No. 3.2 to Registrant's Current Report on Form 8-K filed on April 21,
                    1997).

4(c) Non-Employee Directors Stock Plan (Incorporated by reference from Exhibit No. 10.11 to Registrant's Report on Form 10-K for the fiscal year ended December 31, 1996).

4(d) Amendment to Non-Employee Directors Stock Plan (Incorporated by reference to Exhibit 19 to Registrant's
                    Solicitation/Recommendation Statement on Schedule 14D-9 filed on September 25, 1998).

5(a) Opinion of Warren Y. Zeger, Vice President, General Counsel and Secretary of the registrant, as to the legality of the shares of Common Stock being registered.

23(a)               Consent of Deloitte & Touche LLP.

23(b)               Consent of Warren Y. Zeger (contained in Exhibit 5(a)).

24                  Powers of Attorney.
